Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2025 Ended September 30, 2024

SUNNYVALE, California, November 4, 2024 - Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal first quarter of 2025 ended September 30, 2024.

The results for the fiscal first quarter of 2025 ended September 30, 2024 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenue	$181.9	$161.3	$180.6
Gross Margin	24.5%	25.7%	28.2%
Operating Income (Loss)	$(0.3)	$(1.5)	$9.4
Net Income (Loss)	$(2.5)	$(2.7)	$5.8
Net Income (Loss) Per Share - Diluted	$(0.09)	$(0.09)	$0.19

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenue	$181.9	$161.3	$180.6
Non-GAAP Gross Margin	25.5%	26.4%	28.8%
Non-GAAP Operating Income	$7.8	$3.2	$11.2
Non-GAAP Net Income	$6.4	$2.6	$9.9
Non-GAAP Net Income Per Share - Diluted	$0.21	$0.09	$0.33

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q1 Ended September 30, 2024” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, equity method investment loss from equity investee, and income tax effect of non-GAAP adjustments in each of the periods presented. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q1 Ended September 30, 2024
•Revenue was $181.9 million, an increase of 12.8% from the prior quarter and an increase of 0.7% from the same quarter last year.
•GAAP gross margin was 24.5%, down from 25.7% in the prior quarter and down from 28.2% in the same quarter last year.
•Non-GAAP gross margin was 25.5%, down from 26.4% in the prior quarter and down from 28.8% in the same quarter last year.
•GAAP operating expenses were $44.8 million, up from $42.9 million in the prior quarter and up from $41.5 million in the same quarter last year.
•Non-GAAP operating expenses were $38.5 million, down from $39.3 million from last quarter and down from $40.8 million in the same quarter last year.
•GAAP operating loss was $0.3 million, down $1.5 million of operating loss in the prior quarter and down from $9.4 million of operating income in the same quarter last year.
•Non-GAAP operating income was $7.8 million as compared to $3.2 million of operating income for the prior quarter and $11.2 million of operating income for the same quarter last year.
•GAAP net loss per diluted share was $0.09, compared to $0.09 net loss per share for the prior quarter, and $0.19 net income per share for the same quarter a year ago.
•Non-GAAP net income per share was $0.21, compared to $0.09 net income per share for the prior quarter and 0.33 net income per share for the same quarter a year ago.
•Consolidated cash flow provided by operating activities was $11.0 million, as compared to $7.1 million of cash flow provided by operating activities in the prior quarter.
•The Company closed the quarter with $176.0 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, “Our fiscal Q1 results were in-line with our revenue and EPS guidance driven by sequential growth in each of our major segments. We saw seasonal strength from smartphones, computing, tablets, gaming, and wearables."

Mr. Chang concluded, “Looking into the rest of calendar year 2024, we anticipate a typical seasonal decline in notebooks and smartphones that will lead to a sequential decrease in December quarter revenue. However, we expect slight sequential growth in our Computing and Industrial segments—driven by strength in desktops, graphics cards, and quick chargers—to help partially offset this decline. Looking into next year, although visibility is limited, our strategic transition from a component supplier to a total solutions provider with a diverse product portfolio and premier customer base positions us well to outperform the broader markets we serve."

Business Outlook for Fiscal Q2 Ending December 31, 2024

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fiscal second quarter of year 2025 are as follows:

•Revenue to be approximately $170 million, plus or minus $10 million.
•GAAP gross margin to be 24%, plus or minus 1%. We anticipate non-GAAP gross margin to be 25%, plus or minus 1%.
•GAAP operating expenses to be in the range of $45 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $38.8 million, plus or minus $1 million.
•Interest expense to be approximately equal to interest income, and
•Income tax expense to be in the range of $1 million to $1.2 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter ended September 30, 2024 today, November 4, 2024 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (833) 470-1428 or +1 (404) 975-4839 if dialing from outside the United States and Canada. The access code is 649755. A live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management’s prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry and growth in calendar year 2024, our ability to outperform market, seasonality of our business, our ability to pursue new opportunities, our projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, income tax expenses, our ability to grow our sales and market share, and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2024.” Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of PC markets; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; government policies on our business operations in China; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings per share (“EPS”) and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and professional fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments and equity method investment loss from equity investee. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin and operating expenses. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer, and global supplier of a broad range of discrete power devices, wide band gap power devices, power management ICs, and modules, including a wide portfolio of Power MOSFET, SiC, IGBT, IPM, TVS, HV Gate Drivers, Power IC, and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high-performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, flat-panel TVs, LED lighting, smartphones, battery packs, consumer and industrial motor controls, automotive electronics, and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023

Revenue	$181,887	$161,296	$180,633
Cost of goods sold	137,361	119,859	129,708
Gross profit	44,526	41,437	50,925
Gross margin	24.5%	25.7%	28.2%

Operating expenses:
Research and development	22,478	21,813	22,113
Selling, general and administrative	22,300	21,123	19,431
Total operating expenses	44,778	42,936	41,544
Operating income (loss)	(252)	(1,499)	9,381

Other income (loss), net	(650)	65	26
Interest income, net	453	412	229
Net income (loss) before income taxes	(449)	(1,022)	9,636

Income tax expense	1,040	1,006	1,138
Net income (loss) before loss from equity method investment	(1,489)	(2,028)	8,498
Equity method investment loss from equity investee	(1,007)	(704)	(2,712)
Net income (loss)	$(2,496)	$(2,732)	$5,786

Net income (loss) per common share
Basic	$(0.09)	$(0.09)	$0.21
Diluted	$(0.09)	$(0.09)	$0.19

Weighted average number of common shares used to compute net income (loss) per share
Basic	29,004	28,879	27,693
Diluted	29,004	28,879	29,786

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$176,008	$175,127
Restricted cash	214	413
Accounts receivable, net	24,591	12,546
Inventories	184,968	195,750
Contract assets	3,050	—
Other current assets	13,906	14,165
Total current assets	402,737	398,001
Property, plant and equipment, net	327,612	336,619
Operating lease right-of-use assets	24,758	25,050
Intangible assets, net	2,704	3,516
Equity method investment	354,348	356,039
Deferred income tax assets	554	549
Other long-term assets	24,912	25,239
Total assets	$1,137,625	$1,145,013
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,848	$45,084
Accrued liabilities	71,437	72,371
Payable related to equity investee, net	17,194	13,682
Income taxes payable	3,370	2,798
Short-term debt	11,688	11,635
Deferred revenue	—	2,591
Finance lease liabilities	952	935
Operating lease liabilities	5,248	5,137
Total current liabilities	151,737	154,233
Long-term debt	23,782	26,724
Income taxes payable - long-term	3,661	3,591
Deferred income tax liabilities	26,200	26,416
Finance lease liabilities - long-term	2,037	2,282
Operating lease liabilities - long-term	20,275	20,499
Other long-term liabilities	14,661	19,661
Total liabilities	242,353	253,406
Shareholders' Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at September 30, 2024 and June 30, 2024	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding:36,162 shares and 29,024 shares, respectively at September 30, 2024 and 36,107 shares and 28,969 shares, respectively at June 30, 2024	72	72
Treasury shares at cost: 7,138 shares at September 30, 2024 and 7,138 shares at June 30, 2024	(79,213)	(79,213)
Additional paid-in capital	359,429	353,109
Accumulated other comprehensive loss	(13,578)	(13,419)
Retained earnings	628,562	631,058

Total shareholders' equity	895,272	891,607
Total liabilities and shareholders' equity	$1,137,625	$1,145,013

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
( in thousands, unaudited)

	Three Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$11,021	$13,823
Net cash used in investing activities	(6,738)	(12,510)
Net cash used in financing activities	(3,706)	(2,999)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	105	(135)
Net increase (decrease) in cash, cash equivalents and restricted cash	682	(1,821)
Cash, cash equivalents and restricted cash at beginning of period	175,540	195,603
Cash, cash equivalents and restricted cash at end of period	$176,222	$193,782

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023

GAAP gross profit	$44,526	$41,437	$50,925
Share-based compensation	1,015	294	212
Amortization of purchased intangible	812	812	812
Non-GAAP gross profit	$46,353	$42,543	$51,949
Non-GAAP gross margin as a % of revenue	25.5%	26.4%	28.8%

GAAP operating expense	$44,778	$42,936	$41,544
Share-based compensation	5,887	3,273	706
Legal costs related to government investigation	347	352	52
Non-GAAP operating expense	$38,544	$39,311	$40,786

GAAP operating income (loss)	$(252)	$(1,499)	$9,381
Share-based compensation	6,902	3,567	918
Amortization of purchased intangible	812	812	812
Legal costs related to government investigation	347	352	52
Non-GAAP operating income	$7,809	$3,232	$11,163
Non-GAAP operating margin as a % of revenue	4.3%	2.0%	6.2%

GAAP net income (loss)	$(2,496)	$(2,732)	$5,786
Share-based compensation	6,902	3,567	918
Amortization of purchased intangible	812	812	812
Equity method investment loss from equity investee	1,007	704	2,712
Legal costs related to government investigation	347	352	52
Income tax effect of non-GAAP adjustments	(151)	(78)	(406)
Non-GAAP net income	$6,421	$2,625	$9,874
Non-GAAP net margin as a % of revenue	3.5%	1.6%	5.5%

GAAP net income (loss)	$(2,496)	$(2,732)	$5,786
Share-based compensation	6,902	3,567	918
Amortization and depreciation	14,562	13,908	12,951
Equity method investment loss from equity investee	1,007	704	2,712
Interest income, net	(453)	(412)	(229)
Income tax expense	1,040	1,006	1,138
EBITDAS	$20,562	$16,041	$23,276
GAAP diluted net income (loss) per share	$(0.08)	$(0.09)	$0.19
Share-based compensation	0.22	0.12	0.03
Amortization of purchased intangible	0.03	0.03	0.03
Equity method investment loss from equity investee	0.03	0.02	0.09
Legal costs related to government investigation	0.01	0.01	0.00
Income tax effect of non-GAAP adjustments	(0.00)	(0.00)	(0.01)
Non-GAAP diluted net income per share	$0.21	$0.09	$0.33

Weighted average number of common shares used to compute GAAP diluted net income (loss) per share	29,004	28,879	29,786
Weighted average number of common shares used to compute Non-GAAP diluted net income per share	31,169	30,463	29,786

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